UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2006

Asset Acceptance Capital Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50552	80-00767779
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28405 Van Dyke Avenue, Warren, Michigan		48093
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	586-939-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On February 14, 2006, Rufus H. Reitzel, Jr. announced to the Board of Directors of the Company that effective as of the end of business on February 28, 2006, he will retire from his position as Chairman and as a member of the Board of Directors of the Company.

Item 8.01 Other Events.

On February 14, 2006, the Company's Board of Directors appointed Mr. Nathaniel F. Bradley IV as Chairman of the Board of the Company, effective as of March 1, 2006. Mr. Bradley will retain his positions as President and Chief Executive Officer.

The Company has also created the position of Presiding Director and has appointed Mr. Anthony R. Ignaczak as Presiding Director. Among other duties, the Presiding Director will preside at executive sessions of the non-management Directors and serve as the principal liaison between the Company's management and non-management directors.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit Number

99 Press Release dated February 15, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asset Acceptance Capital Corp.

February 15, 2006	By:	Nathaniel F. Bradley IV

Name: Nathaniel F. Bradley IV
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99	Press Release Dated February 15, 2006